Exhibit 99.1

Investors May Contact:
Ryan Marsh
VP & Treasurer
(770) 418-8211
ir@asburyauto.com

Reporters May Contact:
Ayanna Luke
Porter Novelli
(404) 995-4526
ayanna.luke@porternovelli.com

ASBURY AUTOMOTIVE GROUP ANNOUNCES
2011 THIRD QUARTER FINANCIAL RESULTS

Third quarter adjusted EPS from continuing operations of $0.44 per diluted share, up 13% over prior period quarter

Duluth, GA, October 26, 2011 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today reported adjusted income from continuing operations for the third quarter 2011 of $14.3 million, or $0.44 per diluted share, versus adjusted income from continuing operations in the third quarter 2010 of $12.7 million, or $0.39 per diluted share, a 13% increase per diluted share. Net income for the third quarter 2011 was $12.3 million, or $0.38 per diluted share, compared to $12.5 million, or $0.38 per diluted share in the prior year period. See attached reconciliation for reported adjustments.

Third Quarter 2011 Highlights (compared to the prior year period):

•Total revenues increased 5% to $1.1 billion
•New vehicle gross profit increased 12%, including 8% from same store results
•Used vehicle retail revenues up 19% , including 14% from same store results
•Finance and insurance revenues up 19%
•Total gross profit up 10% with increases from all business lines

Strategic Updates:

•	Reduced debt $49 million; third quarter leverage at 3.2x Total Debt/Adjusted EBITDA compared to 3.6x at the end of the second quarter

•	Repurchased $14 million of Asbury common stock during the quarter; repurchased nearly 6% of our common shares outstanding year-to-date

•	Purchased $16 million of real estate in anticipation of future lease expirations

•
Entered into a new $900 million five-year syndicated credit facility; approximately $2 million in estimated pre-tax annualized floor plan interest expense savings based on quarter-end floor plan balances

•	80% of the DMS conversions completed to date

“Asbury is pleased to announce another quarter of double-digit growth in adjusted EPS from continuing operations,” said Craig T. Monaghan, Asbury's President and CEO. “We produced these excellent results during a quarter that was significantly impacted by a limited supply of Japanese-branded new vehicle inventory. We set another Company record used-to-new sales ratio, generated strong gross profits from our new vehicle sales, and continued growing our finance and insurance profit per vehicle retailed. The third quarter provides another example of our associates' ability to increase profitability by reacting quickly to changing market dynamics and nimbly shifting business strategies. On top of our stores' excellent operating performance, we continued to aggressively strengthen our balance sheet by paying down debt in order to improve our flexibility and better prepare the Company for future growth.”
Asbury's Executive Vice President and Chief Operating Officer Michael S. Kearney added, “Our Japanese-branded dealerships experienced the full impact of the inventory shortages during the third quarter, with a number of these dealerships operating on only two weeks supply of new vehicle inventory. We are now beginning to experience levels of Japanese-branded new vehicle inventory supply that are more appropriately aligned with consumer demand and we anticipate rebuilding these inventory levels through the first quarter of 2012.”
For the nine months ended September 30, 2011, the Company reported adjusted income from continuing operations of $42.4 million, or $1.29 per diluted share, versus adjusted income from continuing operations of $34.7 million, or $1.05 per diluted share, in the prior period. Net income for the nine months ended September 30, 2011, was $46.4 million, or $1.41 per diluted share, compared to $32.7 million, or $.98 per diluted share, in the prior period. See attached reconciliation for reported adjustments. Revenues for the nine months ended September 30, 2011, totaled $3.2 billion, an increase of 10% compared to the prior period.
Asbury will host a conference call to discuss its third quarter results this morning at 9:00 a.m. Eastern Time. The call will be simulcast live on the Internet and can be accessed by logging onto http://www.asburyauto.com or http://www.ccbn.com. In addition, a live audio of the call will be accessible to the public by calling (888) 427-9376 (domestic), or (719) 457-2692 (international); passcode - 4705124. Callers should dial in approximately 5 to 10 minutes before the call begins.

 About Asbury Automotive Group, Inc.

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automobile retailers and service companies in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 79 retail auto stores, encompassing 99 franchises for the sale and servicing of 30 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “"forward-looking statements”" within the meaning of the Private Securities Litigation Reform Act of 1995. and other federal securities laws. Forward-looking statements are statements other than historical fact, and may include statements relating to goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, the benefits of its strategic initiatives and future business strategy. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, market factors, Asbury's relationships with, and the financial and operational stability of, vehicle manufacturers and other suppliers, the impact of supply challenges resulting from weather-related or other events in Japan, risks associated with Asbury's indebtedness (including available borrowing capacity and compliance with its financial covenants), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation, adverse results in litigation and other proceedings, and Asbury's ability to execute its IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt and equity securities or purchase properties that it currently leases, and Asbury's ability to stay within any targeted ranges for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

ASBURY AUTOMOTIVE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
REVENUES:
New vehicle	$563.1	$563.9	$1,701.6	$1,576.3
Used vehicle	326.7	284.7	944.9	808.8
Parts and service	145.9	140.4	435.8	415.6
Finance and insurance, net	37.0	31.0	104.9	85.7
Total revenues	1,072.7	1,020.0	3,187.2	2,886.4
COST OF SALES:
New vehicle	523.5	528.4	1,586.8	1,472.9
Used vehicle	302.1	261.0	865.2	738.0
Parts and service	64.1	63.8	194.0	190.9
Total cost of sales	889.7	853.2	2,646.0	2,401.8
GROSS PROFIT	183.0	166.8	541.2	484.6
OPERATING EXPENSES:
Selling, general and administrative	141.2	129.3	415.6	375.3
Depreciation and amortization	5.8	5.2	16.9	15.8
Other operating expense (income), net	1.7	0.2	15.2	(1.1)
Income from operations	34.3	32.1	93.5	94.6
OTHER EXPENSE:
Floor plan interest expense	(2.0)	(2.2)	(6.9)	(6.8)
Other interest expense, net	(10.0)	(8.9)	(30.8)	(26.9)
Swap interest expense	(1.4)	(1.7)	(4.2)	(5.0)
Convertible debt discount amortization	(0.1)	(0.3)	(0.6)	(1.1)
Loss on the extinguishment of long-term debt	(0.4)	(1.3)	(0.4)	(1.3)
Total other expense, net	(13.9)	(14.4)	(42.9)	(41.1)
Income before income taxes	20.4	17.7	50.6	53.5
INCOME TAX EXPENSE	7.6	6.9	19.3	20.7
INCOME FROM CONTINUING OPERATIONS	12.8	10.8	31.3	32.8
DISCONTINUED OPERATIONS, net of tax	(0.5)	1.7	15.1	(0.1)
NET INCOME	$12.3	$12.5	$46.4	$32.7
EARNINGS PER COMMON SHARE:
Basic—
Continuing operations	$0.40	$0.33	$0.98	$1.02
Discontinued operations	(0.01)	0.06	0.47	—
Net income	$0.39	$0.39	$1.45	$1.02
Diluted—
Continuing operations	$0.39	$0.33	$0.95	$0.99
Discontinued operations	(0.01)	0.05	0.46	(0.01)
Net income	$0.38	$0.38	$1.41	$0.98
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	31.7	32.3	32.1	32.2
Stock options	0.6	0.5	0.6	0.5
Restricted stock	0.1	0.2	0.2	0.3
Performance share units	0.1	0.1	0.1	0.2
Diluted	32.5	33.1	33.0	33.2

New Vehicle—

	For the Three Months Ended September 30,		Increase (Decrease)	% Change
	2011	2010
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue—same store(1)
Luxury	$195.8	$200.7	$(4.9)	(2)%
Mid-line import	253.8	277.9	(24.1)	(9)%
Mid-line domestic	96.5	85.3	11.2	13%
Total new vehicle revenue—same store(1)	546.1	563.9	(17.8)	(3)%
New vehicle revenue—acquisitions	17.0	—
New vehicle revenue, as reported	$563.1	$563.9	$(0.8)	—%
Gross profit:
New vehicle gross profit—same store(1)
Luxury	$14.6	$15.5	$(0.9)	(6)%
Mid-line import	17.5	13.7	3.8	28%
Mid-line domestic	6.4	6.3	0.1	2%
Total new vehicle gross profit—same store(1)	38.5	35.5	3.0	8%
New vehicle gross profit—acquisitions	1.1	—
New vehicle gross profit, as reported	$39.6	$35.5	$4.1	12%

	For the Three Months Ended September 30,		Increase (Decrease)	% Change
	2011	2010
New vehicle units:
New vehicle retail units—same store(1)
Luxury	4,026	4,178	(152)	(4)%
Mid-line import	9,569	11,254	(1,685)	(15)%
Mid-line domestic	2,422	2,307	115	5%
Total new vehicle retail units—same store(1)	16,017	17,739	(1,722)	(10)%
Fleet vehicles	691	412	279	68%
Total new vehicle units—same store(1)	16,708	18,151	(1,443)	(8)%
New vehicle units—acquisitions	508	—
New vehicle units—actual	17,216	18,151	(935)	(5)%

New Vehicle Metrics—

	For the Three Months Ended September 30,		Increase	% Change
	2011	2010
Revenue per new vehicle sold—same store(1)	$32,685	$31,067	$1,618	5%
Gross profit per new vehicle sold—same store(1)	$2,304	$1,956	$348	18%
New vehicle gross margin—same store(1)	7.0%	6.3%	0.7%	11%

(1)
 Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Used Vehicle—

	For the Three Months Ended September 30,		Increase (Decrease)	% Change
	2011	2010
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)	$265.4	$232.3	$33.1	14%
Used vehicle retail revenues—acquisitions	10.0	—
Total used vehicle retail revenues	275.4	232.3	43.1	19%

Used vehicle wholesale revenues—same store(1)	49.4	52.4	(3.0)	(6)%
Used vehicle wholesale revenues—acquisitions	1.9	—
Total used vehicle wholesale revenues	51.3	52.4	(1.1)	(2)%
Used vehicle revenue, as reported	$326.7	$284.7	$42.0	15%
Gross profit:
Used vehicle retail gross profit—same store(1)	$25.0	$24.9	$0.1	—%
Used vehicle retail gross profit—acquisitions	0.9	—
Total used vehicle retail gross profit	25.9	24.9	1.0	4%

Used vehicle wholesale gross profit—same store(1)	(1.3)	(1.2)	(0.1)	8%
Used vehicle wholesale gross profit—acquisitions	—	—
Total used vehicle wholesale gross profit	(1.3)	(1.2)	(0.1)	8%
Used vehicle gross profit, as reported	$24.6	$23.7	$0.9	4%
Used vehicle retail units:
Used vehicle retail units—same store(1)	13,918	12,333	1,585	13%
Used vehicle retail units—acquisitions	474	—
Used vehicle retail units—actual	14,392	12,333	2,059	17%

Used Vehicle Metrics—

	For the Three Months Ended September 30,		Increase (Decrease)	% Change
	2011	2010
Revenue per used vehicle retailed—same store(1)	$19,069	$18,836	$233	1%
Gross profit per used vehicle retailed—same store(1)	$1,796	$2,019	$(223)	(11)%
Used vehicle retail gross margin—same store(1)	9.4%	10.7%	(1.3)%	(12)%

(1)
 Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Parts and Service—

	For the Three Months Ended September 30,		Increase (Decrease)	% Change
	2011	2010
	(Dollars in millions)
Revenue:
Parts and service revenue—same store(1)	$140.4	$140.4	$—	—%
Parts and service revenues—acquisitions	5.5	—
Parts and service revenue, as reported	$145.9	$140.4	$5.5	4%

Gross profit:
Parts and service gross profit—same store(1):
Customer pay	$49.1	$47.6	$1.5	3%
Reconditioning and preparation	14.5	11.9	2.6	22%
Warranty	10.1	12.0	(1.9)	(16)%
Wholesale parts	5.0	5.1	(0.1)	(2)%
Total parts and service gross profit—same store(1)	78.7	76.6	2.1	3%
Parts and service gross profit—acquisitions	3.1	—
Parts and service gross profit, as reported	$81.8	$76.6	$5.2	7%
Parts and service gross margin—same store(1)	56.1%	54.6%	1.5%	3%

(1)
 Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net—

	For the Three Months Ended September 30,		Increase	% Change
	2011	2010
	(Dollar in millions, except for per vehicle data)

Finance and insurance, net—same store(1)	$35.9	$31.0	$4.9	16%
Finance and insurance, net—acquisitions	1.1	—
Finance and insurance, net as reported	$37.0	$31.0	$6.0	19%
Finance and insurance, net per vehicle sold—same store(1)	$1,172	$1,017	$155	15%

(1)
Same store amounts consist of information from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

	For the Three Months Ended September 30,
	2011	2010
REVENUE MIX PERCENTAGES:
New vehicles	52.5%	55.3%
Used retail vehicles	25.7%	22.8%
Used vehicle wholesale	4.8%	5.1%
Parts and service	13.6%	13.8%
Finance and insurance, net	3.4%	3.0%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	21.6%	21.3%
Used retail vehicles	14.2%	14.9%
Used vehicle wholesale	(0.7)%	(0.7)%
Parts and service	44.7%	45.9%
Finance and insurance, net	20.2%	18.6%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	77.2%	77.5%

New Vehicle-

	For the Nine Months Ended September 30,		Increase	% Change
	2011	2010
	(Dollars in millions, except for per vehicle data)
Revenue:
New vehicle revenue—same store(1)
Luxury	$591.7	$567.7	$24.0	4%
Mid-line import	797.1	777.6	19.5	3%
Mid-line domestic	260.4	231.0	29.4	13%
Total new vehicle revenue—same store(1)	1,649.2	1,576.3	72.9	5%
New vehicle revenue—acquisitions	52.4	—
New vehicle revenue, as reported	$1,701.6	$1,576.3	$125.3	8%
Gross profit:
New vehicle gross profit—same store(1)
Luxury	$44.0	$43.3	$0.7	2%
Mid-line import	50.0	43.4	6.6	15%
Mid-line domestic	17.5	16.7	0.8	5%
Total new vehicle gross profit—same store(1)	111.5	103.4	8.1	8%
New vehicle gross profit—acquisitions	3.3	—
New vehicle gross profit, as reported	$114.8	$103.4	$11.4	11%

	For the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2011	2010
New vehicle units:
New vehicle retail units—same store(1)
Luxury	12,300	11,864	436	4%
Mid-line import	30,837	31,246	(409)	(1)%
Mid-line domestic	6,688	6,150	538	9%
Total new vehicle retail units—same store(1)	49,825	49,260	565	1%
Fleet vehicles	1,963	1,521	442	29%
Total new vehicle units—same store(1)	51,788	50,781	1,007	2%
New vehicle units—acquisitions	1,593	—
New vehicle units—actual	53,381	50,781	2,600	5%

New Vehicle Metrics-

	For the Nine Months Ended September 30,		Increase	% Change
	2011	2010
Revenue per new vehicle sold—same store(1)	$31,845	$31,041	$804	3%
Gross profit per new vehicle sold—same store(1)	$2,153	$2,036	$117	6%
New vehicle gross margin—same store(1)	6.8%	6.6%	0.2%	3%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Used Vehicle-

	For the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2011	2010
	(Dollars in millions, except for per vehicle data)
Revenue:
Used vehicle retail revenues—same store(1)	$764.7	$657.0	$107.7	16%
Used vehicle retail revenues—acquisitions	28.8	—
Total used vehicle retail revenues	793.5	657.0	136.5	21%

Used vehicle wholesale revenues—same store(1)	147.4	151.8	(4.4)	(3)%
Used vehicle wholesale revenues—acquisitions	4.0	—
Total used vehicle wholesale revenues	151.4	151.8	(0.4)	—%
Used vehicle revenue, as reported	$944.9	$808.8	$136.1	17%
Gross profit:
Used vehicle retail gross profit—same store(1)	$77.4	$71.5	$5.9	8%
Used vehicle retail gross profit—acquisitions	2.8	—
Total used vehicle retail gross profit	80.2	71.5	8.7	12%

Used vehicle wholesale gross profit—same store(1)	(0.5)	(0.7)	0.2	(29)%
Used vehicle wholesale gross profit—acquisitions	—	—
Total used vehicle wholesale gross profit	(0.5)	(0.7)	0.2	(29)%
Used vehicle gross profit, as reported	$79.7	$70.8	$8.9	13%
Used vehicle retail units:
Used vehicle retail units—same store(1)	40,483	34,664	5,819	17%
Used vehicle retail units—acquisitions	1,420	—
Used vehicle retail units—actual	41,903	34,664	7,239	21%

Used Vehicle Metrics-

	For the Nine Months Ended September 30,		Decrease	% Change
	2011	2010
Revenue per used vehicle retailed—same store(1)	$18,889	$18,953	$(64)	—%
Gross profit per used vehicle retailed—same store(1)	$1,912	$2,063	$(151)	(7)%
Used vehicle retail gross margin—same store(1)	10.1%	10.9%	(0.8)%	(7)%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Parts and Service-

	For the Nine Months Ended September 30,		Increase (Decrease)	% Change
	2011	2010
	(Dollars in millions)
Revenue:
Parts and service revenue—same store(1)	$419.4	$415.6	$3.8	1%
Parts and service revenues—acquisitions	16.4	—
Parts and service revenue, as reported	$435.8	$415.6	$20.2	5%

Gross profit:
Parts and service gross profit—same store(1):
Customer pay	$143.6	$141.6	$2.0	1%
Reconditioning and preparation	41.2	33.0	8.2	25%
Warranty	32.8	34.6	(1.8)	(5)%
Wholesale parts	15.0	15.5	(0.5)	(3)%
Total parts and service gross profit—same store(1)	$232.6	$224.7	$7.9	4%
Parts and service gross profit—acquisitions	9.2	—
Parts and service gross profit, as reported	$241.8	$224.7	$17.1	8%
Parts and service gross margin—same store(1)	55.5%	54.1%	1.4%	3%

(1)
Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

Finance and Insurance, net-

	For the Nine Months Ended September 30,		Increase	% Change
	2011	2010
	(Dollars in millions, except for per vehicle data)

Finance and insurance, net—same store(1)	$102.0	$85.7	$16.3	19%
Finance and insurance, net—acquisitions	2.9	—
Finance and insurance, net as reported	$104.9	$85.7	$19.2	22%
F&I per vehicle sold—same store(1)	$1,105	$1,003	$102	10%

(1)
 Same store information consists of amounts from dealerships for the identical months of each period presented in the comparison, commencing with the first full month in which the dealership was owned by us.

	For the Nine Months Ended September 30,
	2011	2010
REVENUE MIX PERCENTAGES:
New vehicles	53.4%	54.6%
Used retail vehicles	24.8%	22.7%
Used vehicle wholesale	4.8%	5.3%
Parts and service	13.7%	14.4%
Finance and insurance, net	3.3%	3.0%
Total revenue	100.0%	100.0%
GROSS PROFIT MIX PERCENTAGES:
New vehicles	21.2%	21.3%
Used retail vehicles	14.8%	14.7%
Used vehicle wholesale	(0.1)%	(0.1)%
Parts and service	44.7%	46.4%
Finance and insurance, net	19.4%	17.7%
Total gross profit	100.0%	100.0%
SG&A EXPENSES AS A PERCENTAGE OF GROSS PROFIT	76.8%	77.4%

ASBURY AUTOMOTIVE GROUP, INC.
Additional Disclosures
(In millions)
(Unaudited)

	September 30, 2011	December 31, 2010	Increase (Decrease)	% Change
SELECTED BALANCE SHEET DATA
Cash and cash equivalents	$8.2	$21.3	$(13.1)	(62)%
New vehicle inventory	330.7	436.1	(105.4)	(24)%
Used vehicle inventory	88.9	74.8	14.1	19%
Parts inventory	37.5	36.5	1.0	3%
Total current assets	670.2	876.8	(206.6)	(24)%
Floor plan notes payable	294.6	424.6	(130.0)	(31)%
Total current liabilities	500.4	635.8	(135.4)	(21)%

CAPITALIZATION:
Long-term debt (including current portion)	$495.1	$543.8	$(48.7)	(9)%
Shareholders' equity	313.4	287.1	26.3	9%
Total	$808.5	$830.9	$(22.4)	(3)%
Brand Mix - New Vehicle Revenue by Brand-

	For the Nine Months Ended September 30,
	2011	2010
Luxury
BMW	9%	8%
Mercedes-Benz	7%	7%
Lexus	5%	6%
Infiniti	5%	5%
Acura	5%	5%
Other luxury	5%	5%
Total luxury	36%	36%
Mid-Line Imports:
Honda	21%	22%
Nissan	13%	14%
Toyota	10%	10%
Other imports	4%	3%
Total imports	48%	49%
Mid-Line Domestic:
Ford	9%	9%
Chevrolet	3%	2%
Other domestics	4%	4%
Total domestic	16%	15%
Total New Vehicle Revenue	100%	100%

Japanese Manufacturer New Vehicle Inventory (Dollars in millions) -

	As of March 31, 2011	As of June 30, 2011	As of September 30, 2011
Honda	$79	$36	$30
Nissan	67	63	65
Toyota	49	28	22
Infiniti	26	18	17
Lexus	16	8	11
Acura	17	12	8
Total	$254	$165	$153

Asbury Automotive Group, Inc.
Supplemental Disclosures
(Unaudited)

We currently use the alternate measurement Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) when measuring our profitability.  We also use the alternate measurement “Adjusted EBITDA,” which considers items that are not core operating items, when using the alternate measurement “Adjusted Leverage Ratio,” as calculated below.  EBITDA, Adjusted EBITDA and Adjusted Leverage Ratio are not defined by Generally Accepted Accounting Principles (“GAAP”), and contain material limitations.  In order to compensate for these limitations, we also review the related GAAP measures. In addition, these non-GAAP measures are not defined by GAAP and our definition of each measure may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting their usefulness as comparative measures. These non-GAAP measures should not be considered in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

	For the Twelve Months Ended,
	September 30, 2011	June 30, 2011
	(Dollars in millions)
Adjusted leverage ratio:
Book value of long-term debt (including current portion)	$495.1	$543.8

Calculation of adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"):
Income from continuing operations	$35.3	$33.4

Add:
Depreciation and amortization	22.0	21.4
Income tax expense	21.5	20.8
Convertible debt discount amortization	0.9	1.0
Swap and other interest expense	46.0	45.2
Earnings before interest, taxes, depreciation and amortization ("EBITDA")	125.7	121.8

Non-core items - expense:
Loss on extinguishment of long-term debt	11.7	12.6
Real estate related losses	1.9	3.3
Executive separation benefits expense	6.6	5.0
Fees associated with loan amendments	1.0	1.0
Legal settlement expenses	9.0	9.0
Total non-core items	30.2	30.9

Adjusted EBITDA	$155.9	$152.7

Adjusted leverage ratio	3.2	3.6

Our income from continuing operations during 2011 and 2010 was impacted by several items shown below (collectively referred to as “Non-Core Items”). We believe that an alternative comparison of our income from continuing operations (“Adjusted Income From Continuing Operations”), which is not defined by Generally Accepted Accounting Principles (“GAAP”), can be made by adjusting for items that are not core operating items and should be considered when forecasting our future results. These Non-Core Items are excluded by management when comparing actual results to forecasted results and are generally not included in external financial estimates of our business.

The non-GAAP measure Adjusted Income From Continuing Operations contains material limitations. Although we believe that litigation related expense and executive separation costs are infrequent, we cannot assure you that we will not recognize them in the future. Our adjusted income from continuing operations may not be comparable with adjusted income from continuing operations of other companies to the extent that other companies recognize similar items in adjusted income from continuing operations and do not provide disclosure of the amounts. In order to compensate for these limitations, we also review the related GAAP measures. In addition, these non-GAAP measures are not defined by GAAP and our definition of each measure may differ from, and therefore may not be comparable to, similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. These non-GAAP measures should not be considered in isolation, or as a substitute for analysis of our operating results as reported under GAAP.
The non-core operating items shown in the table below are (i) expenses related to executive separation benefits, (ii) real estate related charges consisting of a lease termination charge and impairment of certain property not used in our operations, (iii) legal claims related to operations from 2000 to 2006 and (iv) losses from the extinguishment of long-term debt.

	For the Three Months Ended September 30,
	2011	2010
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$12.3	$12.5
Discontinued operations, net of tax	0.5	(1.7)
Income from continuing operations	12.8	10.8

Non-core items - expense (income):
Executive separation costs	1.6	—
Real estate-related charges	0.4	1.8
Loss on extinguishment of long-term debt	0.4	1.3
Tax benefit on non-core items above	(0.9)	(1.2)
Total non-core items	1.5	1.9
Adjusted income from continuing operations	$14.3	$12.7

Adjusted earnings per common share - diluted:
Net income	$0.38	$0.38
Discontinued operation, net of tax	0.01	(0.05)
Income from continuing operations	0.39	0.33

Total non-core items	0.05	0.06
Adjusted income from continuing operations	$0.44	$0.39

Weighted average common share outstanding - diluted	32.5	33.1

	For the Nine Months Ended September 30,
	2011	2010
	(In millions, except per share data)
Adjusted income from continuing operations:
Net income	$46.4	$32.7
Discontinued operations, net of tax	(15.1)	0.1
Income from continuing operations	31.3	32.8

Non-core items - expense (income):
Litigation related expense	9.0	—
Executive separation costs	6.6	—
Real estate-related charges	1.9	1.8
Loss on extinguishment of long-term debt	0.4	1.3
Tax benefit on non-core items above	(6.8)	(1.2)
Total non-core items	11.1	1.9
Adjusted income from continuing operations	$42.4	$34.7

Adjusted earnings per common share - diluted:
Net income	$1.41	$0.98
Discontinued operation, net of tax	(0.46)	0.01
Income from continuing operations	0.95	0.99

Total non-core items	0.34	0.06
Adjusted income from continuing operations	$1.29	$1.05

Weighted average common share outstanding - diluted	33.0	33.2